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                                    MORTGAGE,
                        SECURITY AGREEMENT AND FINANCING
                      STATEMENT (INCLUDING FIXTURE FILING),
                                       AND
                                   SUPPLEMENT
                                       AND
                         SHORT FORM/MEMORANDUM OF LEASE

                          Dated as of December 15, 2004

                                     between

                                  REXUS L.L.C.,
                               as Lessor/Mortgagee

                                       and

                              ITT INDUSTRIES, INC.,
                               as Lessee/Mortgagor

LOCATION OF MORTGAGED PROPERTY:

Street Address:       3500 N. Spaulding Avenue
                      Chicago, Illinois

County:               Cook County, Illinois

                              Record and Return to:

                                    Jones Day
                              222 East 41st Street
                               New York, NY 10017
                      Attention: Leonard C. Pojednic, Esq.

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                        MORTGAGE, SECURITY AGREEMENT AND
                 FINANCING STATEMENT (INCLUDING FIXTURE FILING),
                AND SUPPLEMENT AND SHORT FORM/MEMORANDUM OF LEASE

      THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (INCLUDING FIXTURE FILING), AND SUPPLEMENT AND SHORT FORM/MEMORANDUM OF LEASE (this "Supplement") dated as of December 17, 2004, between REXUS L.L.C., a Delaware limited liability company with an address at Societe Generale, New York Branch, 1221 Avenue of the Americas, New York, New York 10020 as the lessor/mortgagee (the "Lessor/Mortgagee"), and ITT INDUSTRIES, INC., an Indiana corporation, with an address at 4 West Red Oak Lane, White Plains, New York 10604, as Lessee/Mortgagor (the "Lessee/Mortgagor").

      WHEREAS, Lessor/Mortgagee and Lessee/Mortgagor have executed that certain Master Lease and Deed of Trust, Deed to Secure Debt and Mortgage dated as of December 14, 2004 (the "Master Lease");

      WHEREAS the Lessor/Mortgagee is the owner of the land described on
Schedule I attached hereto (the "Land"), and wishes to lease the Land and lease all Improvements now thereon or which hereafter may be constructed thereon to the Lessee/Mortgagor;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions; Interpretation. For purposes of this Supplement, capitalized terms used herein and not otherwise defined herein or in Schedule IV hereto shall have the meanings assigned to them in Appendix A to the Master Lease, and the rules of interpretation set forth in such Appendix A shall apply to this Supplement.

      SECTION 2. The Properties. Effective upon the execution and delivery of this Supplement by the Lessor/Mortgagee and the Lessee/Mortgagor, the Land, all Improvements on the Land and all other improvements now on the Land or which hereafter may be constructed thereon and all Appurtenant Rights with respect thereto and all Equipment (collectively, the "Subject Property") shall be subject to the terms and provisions of the Master Lease and the Lessor/Mortgagee hereby grants, conveys, transfers and assigns to the Lessee/Mortgagor those interests, rights, titles, estates, powers and privileges provided for in the Master Lease with respect to the Subject Property.

      SECTION 3. Amendments to Master Lease with Respect to Subject Property. Effective upon the execution and delivery of this Supplement by the Lessor/Mortgagee and the Lessee/Mortgagor, the following terms and provisions shall apply to the Master Lease with respect to the Subject Property:

      A. Short Form/Memorandum of Lease. The parties hereto set forth the following information which shall constitute a short form or memorandum of the Master Lease, as supplemented by this Supplement:

            (a) The name and address of the Lessor/Mortgagee as set forth in the Master Lease is:

                        Rexus L.L.C.
                        Societe Generale, New York Branch
                        1221 Avenue of the Americas
                        New York, New York 10020
                        Attention: President

            (b) The name and address of the Lessee/Mortgagor as set forth in the Master Lease is:

                        ITT Industries, Inc.
                        4 West Red Oak Lane
                        White Plains, New York 10604
                        Attention: _________________

            (c) The lease to which this memorandum of lease pertains is the Master Lease as supplemented by this Supplement and the other Supplements.

            (d) The leased premises are the Subject Property which includes the Land more particularly described on Schedule I attached hereto.

            (e) The Lessor/Mortgagee acquired title to the Land by deed dated on or about the date hereof and about to be recorded or filed for record in the office of the Cook County Recorder.

            (f) The term of the Master Lease shall commence on the date hereof and shall expire on December 17, 2014 unless earlier terminated in accordance with the terms of the Master Lease, as supplemented by this Supplement.

            (g) The Master Lease contains certain purchase rights and options during the Lease Term pursuant to which the Lessee/Mortgagor or its designee may acquire the Subject Property.

            (h) In addition to those terms referred to herein, the Master Lease contains numerous other terms, covenants and conditions that affect the Subject Property, and notice is hereby given that reference should be had to the Master Lease with respect to the details of such terms, covenants and conditions. A copy of the Master Lease or of the other agreements referenced herein or therein may be obtained from any of the parties hereto at the addresses set forth herein.

      B. Ownership of the Subject Property. The parties hereto intend that for
(i) financial accounting purposes with respect to the Lessee/Mortgagor, (ii) United States federal and all United States state and local income tax purposes and (iii) United States state real estate and commercial law and bankruptcy purposes, (1) the Lease will be treated as a financing arrangement, (2) the Lessor/Mortgagee will be deemed a lender making a loan to the Lessee/Mortgagor in an aggregate amount equal to the Original Aggregate Property Cost which loan is secured by the Properties, and (3) the Lessee/Mortgagor will be treated as the owner of the Properties described in the Lease Supplements and will be entitled to all tax benefits ordinarily available to an owner of properties similar to the Properties for such tax purposes. Nevertheless, the Lessee/Mortgagor acknowledges and agrees that none of the Lessor/Mortgagee, the Arranger or any Investor has made any representations or warranties to the Lessee/Mortgagor concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee/Mortgagor has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. The parties hereto will not take any position inconsistent with the intentions expressed herein. It is the intent of the parties hereto that this Lease grants a security interest and mortgage or deed to secure debt or deed of trust, as the case may be, in and on each Property to the Lessor/Mortgagee for the benefit of the Lessor/Mortgagee to secure the performance of the Lessee/Mortgagor under and payment of all amounts under this Master Lease and the other Operative Documents all as more specifically set forth in each Lease Supplement. Specifically, without limiting the generality of the foregoing, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee/Mortgagor, the Lessor/Mortgagee or the Investors or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made to the Lessee/Mortgagor by the Lessor/Mortgagee and the Investors as unrelated third party lenders of the Lessee/Mortgagor.

      C. Grant of Mortgage Lien and Security Interest: Assignment of Rents. To secure to the Lessor/Mortgagee the payment and performance of all Obligations:

            (a) Subject to the terms and conditions of the Master Lease as supplemented by this Supplement (including, without limitation, the Lessee/Mortgagor's rights hereunder and thereunder), the Lessee/Mortgagor has caused the Lessor/Mortgagee to hold title to the Subject Property and Lessee/Mortgagor does hereby mortgage, grant, bargain, sell, convey, assign, transfer and set over to the Lessor/Mortgagee, with power of sale, to the extent permitted by Applicable Law:
                  (i) all of the Lessee/Mortgagor's right, title and interest from time to time in the Subject Property of whatever nature including, without limitation, Lessee/Mortgagor's leasehold interest under the Master Lease; all condemnation and insurance proceeds relative to the Subject Property and all Profits as defined below; and (ii) all of the Lessee/Mortgagor's right, title and interest in and to all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value thereof, the foregoing being referred to hereinafter as the "Security Property".

                  TO HAVE AND TO HOLD the Security Property, subject however to Permitted Property Liens (which shall include the items set forth on Schedule II), unto the Lessor/Mortgagee, its successors and assigns forever.

                  (i) Protective Advances. The Lessor/Mortgagee shall have the right, but not the obligation, to make protective advances with respect to the Security Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Security Property, and such protective advances, together with interest thereon at the Overdue Rate from the date of each such advance until it is repaid in full, shall be secured by this Supplement to the fullest extent and with the highest priority contemplated by applicable law.

                  (ii) Mortgage. The Lessee/Mortgagor and the Lessor/Mortgagee intend that this Supplement shall secure Lessee/Mortgagor's obligation to repay the unpaid balance of advances made by the Lessor/Mortgagee and/or the holder hereof under the Master Lease and other Operative Documents to the fullest extent and with the highest priority contemplated by applicable law. The obligations secured hereby shall include, without limitation, all Basic Rent, Accrual Rent and Fixed Rent as well as all Supplemental Rent due from Lessee/Mortgagor under the Master Lease. The maximum amount of advances, exclusive of interest thereon (whether or not identified as interest and including specifically all Accrual Rent under the Master Lease), and exclusive of advances made for the payment of real estate taxes, assessments, insurance premiums and costs incurred for the protection of the Security Property, all of which are also secured by this Supplement, which may be outstanding at any time is One Hundred Twenty Million and 00/100 Dollars ($120,000,000.00).

            (b) Subject to the terms and conditions of the Master Lease as supplemented by this Supplement (including, without limitation, the Lessee/Mortgagor's rights hereunder and thereunder so long as no Lease Event of Default has occurred and is continuing), the Lessee/Mortgagor hereby grants to the Lessor/Mortgagee a security interest in the Lessee/Mortgagor's interest in that portion of the Security Property (the "UCC Property") subject to the Uniform Commercial Code of the State of Illinois (the "UCC"). The Master Lease, as supplemented by this Supplement, shall also be deemed to be a security agreement and shall support any financing statement showing the Lessor/Mortgagee's interest as a secured party with respect to any portion of the UCC Property described in such financing statement. The Lessee/Mortgagor agrees, at its sole cost and expense, to execute, deliver and file from time to time such further instruments as may be requested by the Lessor/Mortgagee to confirm and perfect the lien of the security interest in the collateral described in this Supplement.

            (c) The Lessee/Mortgagor hereby irrevocably assigns, conveys, transfers and sets over unto the Lessor/Mortgagee (subject, however, to the Master Lease and the rights of the Lessee/Mortgagor thereunder and hereunder) any and all subleases or other occupancy agreements now existing, or that may hereafter come into existence with respect to the Subject Property or any part thereof, including any guaranties of such sublease or occupancy agreements (collectively, the "Subleases") and all and every part of the rents, issues and profits (collectively, the "Profits") that may from time to time become due and payable on account of the Subleases, provided, that, unless a Lease Event of Default is continuing, the Lessee/Mortgagor shall have the right to collect and retain such Profits. Upon request of the Lessor/Mortgagee, the Lessee/Mortgagor shall execute and cause to be recorded, at its expense, supplemental or additional assignments of any Subleases of the Subject Property. Upon the occurrence and during the continuance of a Lease Event of Default, the Lessor/Mortgagee is hereby fully authorized and empowered in its discretion (in addition to all other powers and rights herein granted), to apply for and collect and receive all such Profits and enforce such guaranty or guaranties, and all money so received under and by virtue of this assignment shall be applied as further security for the payment and performance of the Obligations secured hereby.

            (d) Notwithstanding that this Supplement is an absolute assignment of the Profits and the Subleases and not merely the collateral assignment of, or the grant of a lien or security interest in the Profits and the Subleases, the Lessor/Mortgagee grants to the Lessee/Mortgagor a revocable license to collect and receive the Profits and to retain, use and enjoy such Profits. Such license shall be automatically revoked upon the occurrence and during the continuance of any Lease Event of Default.

      D. Remedies.

            (a) Upon the occurrence and during the continuance of a Lease Event of Default, each of which are also events of default under this Supplement, the Lessor/Mortgagee may exercise any one or more of the following rights and remedies as it, in its sole discretion, may deem necessary or appropriate:

                  (i)   collect interest on all past due sums at the Overdue
                        Rate;

                  (ii) terminate the Master Lease and, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of security, enter upon and take possession of the Security Property, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Security Property, or any part thereof or interest therein, to increase the income therefrom or to protect the security hereof and, with or without taking possession of the Security Property, to sue for or otherwise to collect the Profits thereof, including, without limitation, those past due and unpaid, and to apply the same, less costs and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, upon any Obligations secured hereby, all in such order as the Lessor/Mortgagee may determine. The entering upon and taking possession of the Security Property, and the collection of such Profits and the application thereof as aforesaid, shall not cure or waive any Lease Event of Default or notice of a Lease Event of Default hereunder or invalidate any act done in response to such Lease Event of Default and, notwithstanding the continuance in possession of the Lessor/Mortgagee or the collection, receipt and application of Profits by the Lessor/Mortgagee, the Lessor/Mortgagee shall be entitled to exercise every right provided for herein or by law upon the occurrence and during the continuance of any Lease Event of Default, including, without limitation, the right to exercise the power of sale;

                  (iii) declare all sums secured hereby immediately due and
                        payable by delivery to the Lessee/Mortgagor a written declaration of the occurrence and continuance of a Lease Event of Default and deliver a notice of non-judicial foreclosure by power of sale of the Subject Property, and proceed with such non-judicial foreclosure in accordance with Applicable Law;

                  (iv) in lieu of sale pursuant to the power of sale conferred hereby, foreclose in the manner provided by Applicable Law for the foreclosure of mortgages on real property;

                  (v) whether or not a non-judicial or judicial foreclosure proceeding as described above has been commenced, declare immediately due and payable without notice or demand, as otherwise required hereunder or under Applicable Law, all amounts payable by the Lessee/Mortgagor hereunder or under the other Operative Documents which are then unpaid, with all interest and sums accrued and accelerate payment thereof notwithstanding contrary terms of payment stated therein and exercise all rights and remedies available hereunder, at law, in equity or otherwise;

                  (vi) as a matter of right, and upon notice to the Lessee/Mortgagor or anyone under the Lessee/Mortgagor and without regard to the adequacy of its security or the then value of the Security Property or the interest of the Lessee/Mortgagor therein, apply to any court having jurisdiction to appoint a receiver or receivers of the Security Property and the Lessee/Mortgagor hereby irrevocably consents to such appointment and, to the extent permitted by Applicable Law, waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers of the Lessor/Mortgagee provided for above, and shall continue as a receiver and exercise all such powers until the date of confirmation of sale of the Security Property unless such receivership is sooner terminated by the Lessor/Mortgagee in its sole discretion.

                  Upon the occurrence and during the continuance of a Lease Event of Default, the Lessor/Mortgagee shall be entitled to enforce payment and performance of any Obligations secured hereby and to exercise all rights and powers hereunder or any laws now or hereafter in force notwithstanding that some or all of said Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance nor the enforcement hereof, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Lessor/Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Lessor/Mortgagee, and the Lessor/Mortgagee shall be entitled to enforce the rights and remedies provided for herein and any other security now or hereafter held by the Lessor/Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy conferred upon or reserved to the Lessor/Mortgagee is intended to be exclusive of any other remedy, but each shall be cumulative and shall be in addition to every other remedy given hereby or now or hereafter existing at law or in equity or by statute. Every power or remedy given hereby to the Lessor/Mortgagee or to which the Lessor/Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor/Mortgagee, and the Lessor/Mortgagee may pursue inconsistent remedies.

            (b) Upon the occurrence and during the continuance of a Lease Event of Default, the Lessor/Mortgagee, in addition to and not in lieu of or in diminution of the rights and remedies provided above shall have all of the rights and remedies of a secured party under the UCC, which rights and remedies may be exercised without application to any court to the extent permitted by the UCC.

            (c) It is the intent of the parties hereto that the Master Lease be treated as a secured borrowing as provided in Section 3B above, and that, upon the occurrence and during the continuance of a Lease Event of Default, the Lessor/Mortgagee shall have remedies provided for herein. In the event that, notwithstanding the intention of the parties, a court of competent jurisdiction determines that, for the purpose of remedies, the transaction contemplated by the Master Lease constitutes a leasing arrangement, the parties hereto acknowledge and agree that the Lessor/Mortgagee shall have, as a result of such determination, in addition to the remedies set forth in this Section 3D(a) above, all of the rights and remedies of a landlord provided for in Article XVI of the Master Lease, provided that the parties hereto acknowledge and agree that it is their intent that the Master Lease be construed as provided in Section 3B above.

      SECTION 4. Lessor/Mortgagee Grant. (a) The Lessor/Mortgagee hereby unconditionally grants a security interest in and a Lien to the Lessee/Mortgagor against all of the Lessor/Mortgagee's right, title and interest in and to the Security Property, which Lien shall be effective only if the Lessor/Mortgagee shall become the subject of any bankruptcy, insolvency or similar proceeding and such proceeding shall result in the rejection of the Master Lease. Such Lien shall secure the satisfaction of the Lessee/Mortgagor's right to damages and other claims arising out of the rejection of the Master Lease to the extent and in the manner provided for pursuant to the Operative Documents.

      (b) The Lessee/Mortgagor agrees that the conditional Lien created in paragraph (a) of this Section 4 will terminate upon the termination of the Master Lease with respect to the Subject Property for any reason other than a rejection of the Master Lease in connection with a bankruptcy, insolvency or similar proceeding with respect to the Lessor/Mortgagee. Lessee/Mortgagor covenants to promptly deliver any releases or reconveyances reasonably required by Lessor/Mortgagee to evidence such termination of Lien.

      (c) The Lien created in paragraph (a) of this Section 4 is junior and subordinate in all respects to the Liens granted by the Lessee/Mortgagor in favor of the Lessor/Mortgagee pursuant to this Supplement and the other Operative Documents.

      SECTION 5. Ratification; Incorporation. Except as specifically modified hereby, the terms and provisions of the Master Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Master Lease (as amended by this Supplement) are by this reference incorporated herein and made a part hereof.

      SECTION 6. Original Supplement. The single executed original of this Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Lessor/Mortgagee therefor on or following the signature page thereof shall be the original executed counterpart of this Supplement (the "Original Executed Counterpart"). To the extent that this Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

      SECTION 7. Applicable Law; Certain Particular Provisions. This Supplement shall be governed by and construed in accordance with the laws of the jurisdictions identified in this Section 7 (the "Applicable Law") which shall for most purposes be the laws of the State of New York; provided, however, that the provisions of this Supplement relating to the creation, perfection and enforcement of the lien and security interest created by this Supplement in respect of the Subject Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Supplement, shall be governed by and construed in accordance with the internal law of the State of Illinois, and each of the Lessor/Mortgagee and the Lessee/Mortgagor agree to submit to jurisdiction and the laying of venue for any suit on this Supplement in the State of Illinois. The terms and provisions set forth in Schedule III attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of the Master Lease (as amended by this Supplement) and the terms and provisions set forth in Schedule III, the terms and provisions set forth in Schedule III shall govern and control.

      SECTION 8. No Merger of Title. There shall be no merger of the Master Lease (as amended by this Supplement) or of the leasehold estate created thereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) the Master Lease (as amended by this Supplement) or the leasehold estate created thereby or any interest in the Master Lease (as amended by this Supplement) or such leasehold estate, (b) the fee estate or ground leasehold estate in the Subject Property, except as may expressly be stated in a written instrument duly executed and delivered by the Lessor/Mortgagee.

      SECTION 9. Satisfaction of the Mortgage, Security Interest and Assignment of Rents and Subleases. If the Lessee/Mortgagor complies with the provisions of this Supplement and irrevocably pays and performs (to the reasonable satisfaction of Lessor/Mortgagee) all of the Obligations secured hereby, in accordance with the provisions of the Master Lease, as supplemented by this Supplement and the other Operative Documents and in the manner and at the times set forth therein, without deduction, fraud or delay, then and from thenceforth this Supplement and the estate hereby granted and created in favor of the Lessor/Mortgagee, shall cease and become void, anything hereinbefore contained to the contrary notwithstanding.

      SECTION 10. Maximum Interest Rate. No provision of this Supplement or any transaction related thereto shall require the payment or permit the collection of interest or any other amount in excess of the maximum permitted by Applicable Law. If any excess of interest or any other amount in such respect is herein or any other Operative Document provided for, the Lessee/Mortgagor shall not be obligated to pay such excess interest or any other amounts in excess of the amount permitted by applicable law, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Supplement and the other Operative Documents.

      SECTION 11. Security Agreement and Fixture Financing Statement. This Supplement is both a real property mortgage and a "security agreement" within the meaning of the UCC. The Subject Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Lessee/Mortgagor in the Subject Property. In Section 3.C (b) above, Lessee/Mortgagor has granted to Lessor/Mortgagee, as security for the Obligations, a security interest in the UCC Property to the full extent that the UCC Property may be subject to the UCC. The information contained in this Section 11 is provided in order that this Supplement shall comply with the requirements of the UCC for mortgages to be effective as financing statement filed as a fixture filing. The name of the "debtor" is ITT INDUSTRIES, INC.; the name of the "secured party" is REXUS L.L.C.; the mailing address of the "secured party" from which information concerning the security interest may be obtained and the mailing address of the "debtor" are as set forth in Section 12 of this Supplement. The types, or the items, of collateral covered hereby consist of the UCC Property identified in
Section 3.C which constitute fixtures or personal property. The Lessor/Mortgagee is the record owner of the Land.

      SECTION 12. Notices. For purposes of this instrument all notices shall be in writing and must be given in the manner provided in Section 14.3 of the Participation Agreement to the addresses set forth in Schedule V hereto.

      SECTION 13. Counterpart Execution. This Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

[Signature Blocks on Following Page]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                      REXUS L.L.C., as Lessor/Mortgagee

                                         By: /s/ Larry Bowman
                                             -----------------------------------
                                         Name: Larry Bowman
                                         Title: President

                                      ITT INDUSTRIES, INC., as Lessee/Mortgagor

                                         By: /s/ Donald Foley
                                             -----------------------------------
                                         Name: Donald Foley
                                         Title: Senior Vice President,
                                                Treasurer and Director
                                                of Tax

                                   Schedule I

                                Legal Description

Tract 1:

The East 140 feet of the West 954.72 feet of the South 145.56 feet of the North 521 feet of the North East quarter of the South East quarter of Section 23, Township 40 North, Range 13, East of the Third Principal Meridian (excepting therefrom a triangular parcel in the Southeast corner of the described tract lying East of a line drawn from a point 4.16 feet West of the South East corner to a point 32.27 feet North of the South East corner of said tract also except from said tract a parcel of land lying between the East line of the West 814.72 feet of the aforesaid North East quarter of the South East quarter of Section 23 and a curved line having a radius of 33 feet, said curved line being tangent to the East line of the West 754.72 feet and also tangent to the South line of the North 521 feet of the North East quarter of the South East quarter of Section 23 aforesaid);

Also a parcel of land in the aforesaid North East quarter of the South East quarter of Section 23 bounded and described as follows: beginning at a point on the South line of the North 521 feet of said quarter of the quarter Section bearing South 89 Degrees 50 Minutes 30 Seconds East 929.02 feet from the West line thereof; thence South 0.06 feet to the point of tangency of a curved line lying on the East line of the West 929.02 feet of the aforesaid quarter, quarter Section curve convex to the South East; thence South Westerly along said curved line with a radius of 349.76 feet a distance of 191.65 feet; thence North 31 Degrees 23 Minutes 45 Seconds East 45.50 feet tangent to the last described curved line to the point of tangency of a curved line convex to the South East; thence North Easterly along said curved line with a radius of 349.76 feet a distance of 152.73 feet to an intersection with the South line of the North 521 feet of the North East quarter of the South East quarter of Section 23 aforesaid; thence North 89 Degrees 50 Minutes 30 Seconds West 21.54 feet along said line to the place of beginning, all in Cook County, Illinois.

Tract 2:

That part of the South 418.19 feet of the North 939.19 feet of the North East Quarter of South East Quarter of Section 23, Township 40 North, range 13 East of the Third Principal Meridian described as follows: Beginning at a point on the North line of said tract which is 580 feet East of the West line of the Northeast 1/4 of the Southeast 1/4 of said Section 23; thence Southeasterly along a curved line convex to the Southwest with a radius of 945.37 feet a distance of 264.54 feet to a point 608.99 feet East of the West line and 783 feet South of the North line of the aforesaid quarter quarter Section; thence South 22 Degrees 55 Minutes 36 Seconds East 169.78 feet to a point on the South line of the North 939.19 feet of the Northeast quarter of the Southeast quarter of Section 23 aforesaid which bears South 89 Degrees, 50 Minutes, 30 Seconds East 675.13 feet from the West line thereof; thence South 89 Degrees 50 Minutes 30 Seconds East along the South line of the tract 59.02 feet; thence North 31 Degrees 23 Minutes 45 Seconds East 275.76 feet to the point of tangency of a curved line convex to the Southeast; thence Northeasterly along said curved line with a radius of 349.76 feet a distance of 191.65 feet to the point of tangency of said curved line on the East line of the West 929.02 feet of the aforesaid quarter quarter Section; thence North along said tangent line
0.06 feet to the South line of the North 521 feet of said quarter quarter section; thence North 89 Degrees, 50 Minutes, 30 Seconds West along said line
349.02 feet to the beginning, except that part of the North 939.19 feet of the Northeast quarter of the Southeast quarter of Section 23, Township 40 North, Range 13 East of the Third Principal Meridian, described as beginning at a point on the South line of above described premises, said point being 734.15 feet East of the West line of said 1/4 1/4 Section; said South line of the North 939.19 feet bears South 89 Degrees, 50 Minutes, 30 Seconds East; thence North 31 Degrees, 23 Minutes, 45 Seconds East, 83.51 feet to a point; thence South 37 Degrees 24 Minutes, 45 Seconds West, 89.71 feet to the South line of the North
939.19 feet of said quarter quarter Section; thence South 89 Degrees 50 Minutes 30 Seconds East along said line 11.0 feet to the point of beginning.

Tract 3:

That part of South 120 feet of the North 521 feet of the West 754.72 feet of the Northeast 1/4 of Southeast 1/4 of Section 23, Township 40 North, range 13 East of the Third Principal Meridian, lying East of a line drawn from a point on the North line of said tract 182.72 feet West of the Northeast corner thereof to a point on South line of said tract 194.72 feet West of the Southeast corner thereof, in Cook County, Illinois. Also That part of the Northeast 1/4 of Southeast 1/4 of Section 23 bounded and described as follows: beginning at Southwest corner of above described tract; thence East along South line thereof 20 feet; thence Southeasterly along a curved line convex to Southwest with radius 945.37 feet, a distance of 264.54 feet to a point 608.99 feet East of the West line of the Northeast 1/4 of Southeast 1/4 of Section 23 aforesaid and on a line 783 feet South of the North line of said 1/4 1/4 Section; thence North 89 Degrees, 50 Minutes, 30 Seconds West along said line 3.03 feet; thence North 14 Degrees, 24 Minutes, 53 Seconds West 138.53 feet to a point of tangency of curved line convex to the Southwest; thence Northwesterly along said curved line with a radius of 332.76 feet a distance of 83.72 feet to the point of tangency of the East line of the West 561 feet of the Northeast 1/4 of the Southeast 1/4 of said Section 23 which is 586.21 feet South of the North line thereof; thence Northwesterly 45.22 feet to the place of beginning, all in Cook County, Illinois.

Tract 4:

That part of the South 543.0 feet of the North 783.0 feet of the Northeast 1/4 of the Southeast 1/4 of Section 23, Township 40 North, Range 13 East of the Third Principal Meridian described as: Beginning at a point in the South line of above described premises said point of beginning 605.75 feet East of the West line of said 1/4 1/4 Section said South line of the North 783.0 feet bears South 89 Degrees, 50 Minutes, 30 Seconds East; thence South 89 Degrees, 50 Minutes 30 Seconds East along said line a distance of 0.21 feet; thence North 14 Degrees, 24 Minutes, 53 Seconds West 138.53 feet to a point of tangency on a curved line convex to the West; thence Northwesterly along said curved line with a radius of
332.76 feet a distance of 83.72 feet to its paint of tangency on the East line of the West 561.0 feet of said 1/4 1/4 Section which is 586.21 feet South of the North line of said 1/4 1/4 Section; thence Northwesterly 45.22 feet to a point
521.0 feet South of the North line of said 1/4 1/4 Section and on the East line of the West 586.21 feet South of the North line of said 1/4 1/4 Section and on the East line of the West 560 feet of said 1/4 1/4 Section; thence North on said line 281.0 feet to the South line of the North 240.0 feet of aforesaid 1/4 1/4 Section; thence West on said line 17.0 feet to the East line to the West 543 feet of said 1/4 1/4 Section; thence South on said line 286.26 feet; thence Southeasterly 40.01 feet to a point which is
586.26 feet South of the North line and 544.0 feet East of the West line of said 1/4 1/4 Section said point being also the point of tangency of a curved line convex to the Southwest which is tangent to the East line of the West 544.0 feet aforesaid; thence Southeasterly along said curved line with a radius of 349.76 feet a distance of 139.95 feet to a point of tangency; thence South 22 Degrees, 55 Minutes, 36 Seconds East along said tangent 87.58 feet to the place of beginning, in Cook County, Illinois, excepting therefrom the South 161.0 feet of the North 401 feet of the East 17.0 feet of the West 560 feet of the Northeast 1/4 of the Southeast 1/4 of Section 23, Township 40 North, range 13, East of the third Principal meridian, in Cook County, Illinois.

Tract 5:

That part of the South 236.02 feet of the North 899.19 feet of the East 1/2 of the South East 1/4 of
Section 23, Township 40 North, Range 13 East of the Third Principal Meridian, described as follows:

Beginning at the point of the intersection of the South line of the North 663.17 feet of the East 1/2 of said South East 1/4 with the East line of the West 555.0 feet of the East 1/2 of the said South East 1/4; thence South 0 Degrees, 00 Minutes, 00 Seconds West, along the East line of the West 555.00 feet of the East 1/2 of said South East 1/4 a distance of 210.02 feet to a point on the South line of the North 873.19 feet of the East 1/2 of said South East 1/4; thence South 44 Degrees, 55 Minutes, 15 Seconds East 36.82 feet to a point on the South line of the North 899.19 feet of the east 1/2 of said South East 1/4 which bears South 89 Degrees, 50 Minutes, 30 Seconds East 581.00 feet from the West line of the East 1/2 of said South East 1/4; thence South 89 Degrees, 50 minutes, 30 Seconds East, along the South line of the North 899.19 feet of the East 1/2 of said Southeast 1/4, 77.19 feet to a point on a line "A", said line "A" being a line drawn from a point 608.99 feet East of the West line and 783.00 feet South of the North line of said South East 1/4 to a point on the South line of the North 939.19 feet of said South East 1/4 which bears South 89 Degrees, 50 Minutes, 30 Seconds East 675.13 feet from the west line thereof; thence North 22 Degrees, 55 Minutes, 36 Seconds West along said line "A", 126.30 feet to said point being 608.99 feet East of said west line and 783.00 feet South of said North line; thence North 89 Degrees, 50 Minutes, 30 Seconds West along the South line of the North 783.00 feet thereof, 3.24 feet to a point 605.75 feet East of said West line; thence North 22 Degrees, 55 Minutes, 36 Seconds West 87.58 feet to a point of tangency; thence Northwesterly 41.72 feet along the arc of a circle convex to the South West within a radius of 349.76 feet to a point on the South line of the North 663.17 feet thereof; thence North 89 Degrees, 50 Minutes, 30 seconds West along the aforesaid South line, 2.71 feet to the point of beginning, in Cook County, Illinois.

                                   Schedule II

                       Additional Permitted Property Liens

                                      NONE

                                  Schedule III

                              Local Law Provisions

                                   Schedule IV

                                  Defined Terms

      "Appurtenant Rights" means, with respect to the Land and the Subject Property, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to the Land and the Subject Property, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land and (iii) all of the Lessee/Mortgagor's right, title and interest in all general intangibles relating to the design, development, operation, management and use of the Subject Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any Governmental Authority in connection with the development, use, operation or management of the Subject Property, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Subject Property, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Subject Property, and all payment and performance bonds or warranties or guarantees relating to the Subject Property, all to the extent assignable.

      "Equipment" means any equipment the removal of which could reasonably be expected to affect the value or utility of the Land or the Subject Property, taken together or separately, including heating, electrical, switch gear, power supply, lighting, plumbing, ventilation, air conditioning and air cooling systems, refrigerating equipment, generators, locking and unlocking equipment, communication systems, sprinkler system and fire prevention systems, security systems and fixtures of all kinds; provided, however, that the term "Equipment" shall expressly exclude all inventory, furniture and furnishings.

                                   Schedule V

                               Notice Information

LESSEE/MORTGAGOR

ITT INDUSTRIES, INC.
4 West Red Oak Lane
White Plains, New York 10604
Attention: Donald Foley, Treasurer

with a copy to:

Red Oak Corporate Park
4 West Red Oak Lane
White Plains, New York 10604
Attention: Keith Richey, International Tax Counsel

LESSOR/MORTGAGEE

REXUS L.L.C.
Societe Generale, New York Branch
1221 Avenue of the Americas
New York, New York 10020
Attention: President